UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2015

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On February 25, 2015, Southwest Gas Corporation (the “Company”) released summary financial information to the general public, including the investment community, regarding the Company’s operating performance for the quarter and year ended December 31, 2014.  A copy of the Company’s press release and summary financial information is attached hereto as Exhibit 99.

The information provided under this Item 2.02 and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2015, as anticipated and previously discussed in a current report on Form 8-K filed by Southwest Gas Corporation (the “Company”) on August 4, 2014, the Board of Directors of the Company named John P. Hester President and Chief Executive Officer (“CEO”), effective March 1, 2015.  Jeffrey W. Shaw, the current CEO, will retire on March 1, 2015, but will continue to serve on the Company’s Board.  Mr. Hester will be nominated for election to the Board at the 2015 annual meeting of shareholders.  Michael O. Maffie will not be nominated for re-election and will retire from the Board as of the 2015 annual meeting.

Mr. Hester, 52, a 25-year employee of the Company, has served as the Company’s President since August 1, 2014, after being named Executive Vice President in 2013.  From 2006 to 2013, Mr. Hester served as the Company’s Senior Vice President/Regulatory Affairs and Energy Resources and as Vice President/Regulatory Affairs and Systems Planning from 2003 to 2006.  Mr. Hester’s base salary is $460,000.  In addition, he participates in the compensation arrangements described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 26, 2014, the relevant portions of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: February 25, 2015
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

99	Press Release and summary financial information dated February 25, 2015.